UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York		10504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Tim Larson, President and Chief Executive Officer of Registrant’s Jostens, Inc. subsidiary (“Jostens”), gave notice of his resignation of employment on January 23, 2013. Under the terms of his employment agreement, Mr. Larson will remain an employee of Jostens until later this year and will be available to assist with transition as requested.

The Board of Directors has asked Jim Simpson, Jostens’ Chief Financial Officer to be the key point of contact for Jostens’ day to day operations during the interim period. The Board has initiated a search to fill the President and Chief Executive Officer position.

Item 8.01	Other Events.

Jostens

Registrant also recently confirmed that Mr. Martin Nisenholtz will be joining the Board of Directors of Jostens.

Mr. Nisenholtz was Senior Vice President of Digital Operations for The New York Times Company until his retirement from the organization in December 2011, where he spent almost 17 years. In his role as Senior Vice President of Digital Operations he was responsible for strategy development, operations and management of The New York Times Company’s digital properties and oversaw the company’s digital efforts, including in the mobile arena.

Mr. Nisenholtz is an active leader in the advertising and publishing industries and is a member of the board of directors of several publicly and privately held companies in the media and data analytics space. He founded the Online Publishers Association (OPA) in 2001.

Arcade

Registrant’s AKI, Inc. dba Arcade Marketing (“Arcade”) subsidiary also recently announced the appointment of Serge Jureidini to the position of Chief Executive Officer and President of Arcade. Mr. Jureidini will also serve as a director on Arcade’s Board of Directors.

Mr. Jureidini has over 20 years of experience in the cosmetics and fragrance market segments. He has spent his career at L’Oréal, serving in various capacities and global geographies. Since 2008, Mr. Jureidini has been President of the Lancôme division of L’Oréal USA.

Mr. Jureidini fills the position at Arcade left vacant by the unexpected passing of Debra Leipman-Yale.

Arcade is a pre-eminent global developer and producer of multi-sensory and interactive sampling systems and packaging for the fine fragrance, cosmetics and personal care market segments.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This report may contain forward-looking statements. Forward-looking statements are not historical facts, but rather predictions and generally can be identified by use of statements that include such words as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “believe” and other similar expressions that are intended to identify forward-looking statements and information. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. These risks and uncertainties include, without limitation, those identified under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, in addition to those discussed in our quarterly reports on Form 10-Q.

The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by forward-looking statements: our substantial indebtedness and our ability to service the indebtedness; our inability to implement our business strategy in a timely and effective manner; global market and economic conditions; levels of customers’ advertising and marketing spending, including as may be impacted by economic factors and general market conditions; competition from other companies; fluctuations in raw material prices; our reliance on a limited number of suppliers; the seasonality of our businesses; the loss of significant customers or customer relationships; Jostens’ reliance on independent sales representatives; our reliance on numerous complex information systems; the amount of capital expenditures required at our businesses; developments in technology and related changes in consumer behavior; the reliance of our businesses on limited production facilities; actions taken by the U.S. Postal Service and changes in postal standards and their effect on our marketing services business, including as such changes may impact competition for our sampling systems; labor disturbances; environmental obligations and liabilities; adverse outcome of pending or threatened litigation; the enforcement of intellectual property rights; the impact of changes in applicable law and regulations; the application of privacy laws and other related obligations on our business; the textbook adoption cycle and levels of government funding for education spending; local conditions in the countries in which we operate; control by our stockholders; changes in market value of the securities held in our pension plans; and our dependence on members of senior management.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements that may be contained in this report may not in fact occur. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or revise any of them in light of new information, future events or otherwise, except as required by law. Comparisons of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: January 24, 2013	/s/ Marie D. Hlavaty
Marie D. Hlavaty
Senior Vice President, Chief Legal Officer